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                                                              Exhibit (h)(1)(f)

                               AMENDMENT NO. 14

                            PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated June 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust, Invesco Aim Distributors, Inc., a Delaware corporation, American General Life Insurance Company ("Life Company"), a Texas life insurance company and American General Equity Services Corporation ("AGESC"), a Delaware corporation, and collectively (the "Parties"), is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

   WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

   WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

   Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the following:

                                  SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

ACCOUNTS UTILIZING THE FUNDS

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS

ALL CONTRACTS FUNDED BY THE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: April 30, 2010           AIM VARIABLE INSURANCE FUNDS
                                         (INVESCO VARIABLE INSURANCE FUNDS)

Attest:  /s/ Peter Davidson              By:     /s/ John M. Zerr
         ------------------------------          -----------------------------
Name:    Peter Davidson                  Name:   John M. Zerr
Title:   Assistant Secretary             Title:  Senior Vice President

                                         INVESCO DISTRIBUTORS, INC.

Attest:  /s/ Peter Davidson              By:     /s/ John S. Cooper
         ------------------------------          -----------------------------
Name:    Peter Davidson                  Name:   John S. Cooper
Title:   Assistant Secretary             Title:  President

                                         AMERICAN GENERAL LIFE INSURANCE
                                         COMPANY

Attest:  /s/ Lauren W. Jones             By:     /s/ Rodney E. Rishel
         ------------------------------          -----------------------------
Name:    Lauren W. Jones                 Name:   Rodney E. Rishel
Title:   Asst Secretary                  Title:  Senior Vice President

                                         AMERICAN GENERAL EQUITY SERVICES
                                         CORPORATION

Attest:  /s/ Lauren W. Jones             By:     /s/ John Gatesman
         ------------------------------          -----------------------------
Name:    Lauren W. Jones                 Name:   John Gatesman
Title:   Asst Secretary                  Title:  President

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